Exhibit 4.6

WELLS FARGO BANK,
NATIONAL ASSOCIATION,
Master Servicer

and

BERKELEY POINT CAPITAL LLC,
Primary Servicer

PRIMARY SERVICING AGREEMENT

Dated as of July 1, 2016

SG Commercial Mortgage Securities Trust 2016-C5
Commercial Mortgage Pass-Through Certificates
Series 2016-C5

i

ii

This is a Primary Servicing Agreement (the “Agreement”), dated as of July 1, 2016, by and between BERKELEY POINT CAPITAL LLC, having an office at One Beacon Street, 14th Floor, Boston, Massachusetts 02108, and its successors and assigns (the “Primary Servicer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, having an office at MAC D1086, 550 South Tryon Street, 14th Floor, Charlotte, North Carolina 28202, and its successors and assigns (the “Master Servicer”).

WITNESSETH:

WHEREAS, SG Commercial Mortgage Securities, LLC, as depositor (the “Depositor”), Rialto Capital Advisors, LLC, as special servicer (the “Special Servicer”), Park Bridge Lender Services LLC, as operating advisor (the “Operating Advisor”) and as asset representations reviewer (the “Asset Representations Reviewer”), Wells Fargo Bank, National Association, as certificate administrator (the “Certificate Administrator”), Wilmington Trust, National Association, as trustee (the “Trustee”), and the Master Servicer, as master servicer, have entered into that certain Pooling and Servicing Agreement dated as of July 1, 2016, as amended, modified and restated from time to time (the “Pooling and Servicing Agreement”), whereby the Master Servicer shall service certain mortgage loans on behalf of the Trustee; and

WHEREAS, Section 3.20 of the Pooling and Servicing Agreement authorizes the Master Servicer to enter into this agreement with the Primary Servicer whereby the Primary Servicer shall service certain of such mortgage loans listed on Exhibit A (the “Mortgage Loan Schedule”) attached hereto (the “Mortgage Loan”) on behalf of the Master Servicer.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Master Servicer and the Primary Servicer hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01      Defined Terms.

Unless otherwise specified in this Agreement, all capitalized terms not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. As used herein, the following terms have the meanings assigned to them in this Section 1.01:

“Additional Primary Servicing Compensation” shall have the meaning set forth in Section 3.01(c)(18) of this Agreement.

“Collection Report” shall mean the monthly report prepared by the Primary Servicer setting forth, with respect to each Mortgage Loan and the most recently ended Collection Period prior to the due date of such report, the information described on Exhibit G attached hereto.

“Mortgage Loan” shall have the meaning specified in the recitals hereto.

“Mortgage Loan Schedule” shall have the meaning specified in the recitals hereto.

“Primary Servicer Collection Account” shall have the meaning set forth in Section 3.01(c)(8) of this Agreement.

“Primary Servicer Remittance Amount” shall mean, with respect to any date, an amount equal to, without duplication, (a) the sum of (i) the aggregate of the amounts on deposit in the Primary Servicer Collection Account as of such date, (ii) the aggregate of all other amounts received with respect to the Mortgage Loan as of such date to the extent not previously remitted to the Master Servicer, and (iii) the aggregate amount of Compensating Interest Payments deposited by the Primary Servicer in the Primary Servicer Collection Account as required by Section 3.17(a) of the Pooling and Servicing Agreement as incorporated herein pursuant to Section 3.01(c)(23) of this Agreement; net of (b) the portion of the amount described in subclause (a) of this definition that represents one or more of the following: (i) Escrow Payments or (ii) any amounts that the Primary Servicer is entitled to retain as compensation pursuant to Section 3.11 of the Pooling and Servicing Agreement as incorporated herein pursuant to Section 3.01(c)(18) of this Agreement.

“Primary Servicer Remittance Date” shall mean the first Business Day after each Determination Date.

“Primary Servicing Fee” shall mean, with respect to the Mortgage Loan, the fee payable to the Primary Servicer pursuant to Section 3.01(c)(18) of this Agreement.

“Primary Servicing Fee Rate” shall mean, with respect to the Mortgage Loan, the rate set forth on Exhibit A hereto under the heading “Primary Servicing Fee %.”

ARTICLE II

MASTER SERVICER’S ENGAGEMENT OF PRIMARY SERVICER
TO PERFORM SERVICING RESPONSIBILITIES

Section 2.01    Contract for Servicing; Possession of Mortgage Loan Documents.

The Master Servicer, by execution and delivery of this Agreement, does hereby contract with the Primary Servicer, subject to the terms of this Agreement, for the servicing of the Mortgage Loan. On and after the Closing Date, the Primary Servicer shall hold any portion of the Servicing File or the Mortgage File (including without limitation, any original letter of credit) in the possession of the Primary Servicer in trust by the Primary Servicer, on behalf of the Master Servicer for the benefit of the Trustee. The Primary Servicer’s possession of any portion of the Servicing File or the Mortgage File shall be at the will of the Master Servicer and the Trustee for the sole purpose of facilitating the servicing or the supervision of servicing of the Mortgage Loan pursuant to this Agreement, and such retention and possession by the Primary Servicer shall be in a custodial capacity only. Any portion of the Servicing File or the Mortgage File retained by the Primary Servicer shall be identified to reflect clearly the ownership of the Mortgage Loan by the Trustee. The Primary Servicer shall release from its custody any Servicing File or any Mortgage File retained by it only in accordance with this Agreement and the Pooling and Servicing Agreement. If and so long as the Primary Servicer (i) has a vault or other adequate safety procedures in place satisfactory to the Master Servicer, in its sole discretion, or (ii) outsources such responsibility to a third party vendor satisfactory to the Master Servicer, who has a vault or other adequate safety procedures in place satisfactory to the Master Servicer, in its sole discretion, the Primary Servicer shall hold the original of any letters of credit related to the Mortgage Loan and perform any obligations of the Master Servicer with respect thereto all in accordance with any applicable requirements of Section 2.01(b) of the Pooling and Servicing Agreement. If at any time the Primary Servicer does not satisfy the conditions described in clause (i) or clause (ii) of the immediately preceding sentence, the Primary Servicer shall immediately deliver to the Master Servicer the original of any letters of credit related to the Mortgage Loan. Within twenty (20) days following the Closing Date the Primary Servicer shall provide to the Master Servicer a certification executed by a duly authorized officer of the Primary Servicer, certifying to the Master Servicer as to the original letters of credit held by the Primary Servicer and identifying the letters of credit and the amounts of the letters of credit. The Primary Servicer shall provide to the Master Servicer as soon as practicable after request therefor by the Master Servicer a copy of any documents held by it with respect to the Mortgage Loan. During the term of this Agreement, the Primary Servicer will also provide to the Master Servicer a copy of any lease, amendments to Mortgage Loan documents and other documents related to the Mortgaged Property securing the Mortgage Loan or related to the Mortgage Loan as soon as possible after receipt or execution thereof, as applicable.

Section 2.02    Notice of Breach of Representations and Warranties.

Following receipt of the applicable Mortgage Loan Purchase Agreement, the Master Servicer shall provide a copy of the applicable Mortgage Loan Purchase Agreement to the Primary Servicer. The Primary Servicer shall notify the Master Servicer in writing within five (5) Business Days after the Primary Servicer (a) discovers or receives notice alleging a Defect or a Breach (without implying any duty of the Primary Servicer to make, or to attempt to make, such a discovery), (b) receives a 15Ga-1 Repurchase Request or the withdrawal of a 15Ga-1 Repurchase Request or any rejection of a 15Ga-1 Repurchase Request, or (c) receives a Certificateholder Repurchase Request or a PSA Party Repurchase Request, in each case with respect to a Mortgage Loan. The Primary Servicer shall also provide to the Master Servicer (a) a copy of any such 15Ga-1 Repurchase Request received by the Primary Servicer and (b) such other information in the possession of the Primary Servicer requested by the Master Servicer as would permit the Master Servicer to comply with its obligations under Section 2.02(g) of the Pooling and Servicing Agreement.

ARTICLE III

SERVICING OF THE MORTGAGE LOAN

Section 3.01    Primary Servicer to Service.

(a)          The Primary Servicer, as an independent contractor, shall diligently service and administer the Mortgage Loan in accordance with applicable law, this Agreement and the Mortgage Loan documents on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders, as a collective whole, and in a manner consistent with the Servicing Standard under the Pooling and Servicing Agreement.

(b)          The Primary Servicer shall perform, on behalf of the Master Servicer, all of the obligations of the Master Servicer (with respect to the Mortgage Loan subject to this Agreement) as set forth in those sections of the Pooling and Servicing Agreement specifically incorporated herein pursuant to Section 3.01(c) of this Agreement (the “Incorporated Sections”), as modified by Section 3.01(c) of this Agreement, and the Master Servicer shall have the same rights with respect to the Primary Servicer that the Trustee, the Certificate Administrator, the Custodian, the Depositor, the 17g-5 Information Provider, the Asset Representations Reviewer, the Underwriters, the Directing Certificateholder, the Operating Advisor, the Rating Agencies, the Certificateholders and the Special Servicer (including, without limitation, the right of the Special Servicer to direct the Master Servicer during certain periods) have with respect to the Master Servicer under the Pooling and Servicing Agreement to the extent that the Primary Servicer is acting on behalf of the Master Servicer hereunder and except as otherwise set forth herein. Without limiting the foregoing, and subject to Section 3.19 of the Pooling and Servicing Agreement as modified herein, the Primary Servicer shall service and administer the Mortgage Loan so long as it is not a Specially Serviced Loan. All references herein to the respective duties of the Primary Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.19 of the Pooling and Servicing Agreement, as modified herein, and to the Special Servicer’s rights to service Specially Serviced Loans. Except as otherwise set forth below, for purposes of this Agreement, (i) references to the Trustee, the Certificate Administrator, the Custodian, the Depositor, the 17g-5 Information Provider, the Special Servicer, the Underwriters, the Operating Advisor, the Asset Representations Reviewer, the Directing Certificateholder, the Rating Agencies and the Certificateholders in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Master Servicer hereunder, (ii) references to the Master Servicer in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Primary Servicer hereunder, and (iii) references to the Mortgage Loans, as defined in the Pooling and Servicing Agreement, in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Mortgage Loan as defined herein (such modification of the Incorporated Sections (and in the defined terms used therein) pursuant to clauses (i), (ii) and (iii) of this sentence shall be referred to herein as the “References Modification”). In each case where the Master Servicer is given any power to act under the provisions of the Incorporated Sections, such power is hereby delegated to the Primary Servicer to the extent necessary to perform its obligations under this Agreement and subject to any restrictions in this Agreement. With respect to all servicing responsibilities of the Master Servicer under the Pooling and Servicing Agreement that are not being performed by the Primary Servicer under this Agreement, the Primary Servicer shall reasonably cooperate with the Master Servicer to facilitate the timely performance of such servicing responsibilities. The Primary Servicer shall not take any action (whether or not authorized hereunder) as to which the Master Servicer has advised it in writing that such action if taken may result in the imposition of a tax on any portion of the Trust or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust. The Primary Servicer shall fully cooperate with the Master Servicer in connection with avoiding the imposition of a tax on any portion of the Trust Fund or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

(c)          The following Sections of the Pooling and Servicing Agreement, unless otherwise provided in this Section 3.01(c), are hereby incorporated herein by reference as if fully set forth herein, and, for purposes of this Agreement, in addition to the References Modification, are hereby further modified as set forth below:

(1)          Section 2.01(g).

(2)          Section 3.01. Without limiting the generality of the obligations of the Primary Servicer hereunder, the Primary Servicer shall monitor and certify on a quarterly basis, starting with the quarter ending in September of 2016 (provided that the first such certification shall cover the period from the Closing Date to the end of such quarter), within thirty (30) days of the end of such quarter the information on the Mortgage Loan as required by, and in the form of, Exhibit E attached hereto, pursuant to Section 3.01(c)(21) of this Agreement. In addition, without limiting the generality of the foregoing, the Primary Servicer shall use efforts consistent with the Servicing Standard to continue all UCC Financing Statements in favor of the originator of the Mortgage Loan or in favor of any assignee prior to the expiration of such UCC Financing Statements. The Primary Servicer shall not modify, amend, waive or otherwise consent to any change of the terms of the Mortgage Loan except as allowed by this Agreement.

(3)          Section 3.02. The determination as to the application of amounts collected in respect of the Mortgage Loan, to the extent the application is not governed by the express provisions of the Mortgage Note or Mortgage, shall be made by the Master Servicer. Without the express written consent of the Master Servicer, the Primary Servicer shall not waive any Penalty Charge. The Primary Servicer shall promptly forward to the Master Servicer all financial statements, budgets, operating statements and rent rolls collected by the Primary Servicer within the timeframe set forth in Section 3.01(c)(20) hereof. The Primary Servicer shall promptly notify the Master Servicer of any default under the Mortgage Loan, collection issues, or customer issues; provided that the Primary Servicer shall not take any action with respect to enforcing the Mortgage Loan without the prior written approval of the Master Servicer.

(4)          Section 3.03(a). The creation of any Servicing Account shall be evidenced by a certification in the form of Exhibit F attached hereto and a copy of such certification shall be furnished to the Master Servicer on or prior to the Closing Date and thereafter to the Master Servicer upon any transfer of any Servicing Account. Without the express written consent of the Master Servicer, the Primary Servicer shall not (A) waive or extend the date set forth in any agreement governing reserve funds by which the required repairs and/or capital improvements at the Mortgaged Property must be completed or (B) release any earn out reserve funds or return any related letters of credit delivered in lieu of earn out reserve funds.

(5)          Section 3.03(b). Without limiting the generality of the obligations of the Primary Servicer hereunder, the Primary Servicer shall monitor and certify to the information on the Mortgage Loan with respect to taxes, insurance premiums, assessments, ground rents and other similar items on a quarterly basis starting for the quarter ending in September of 2016 (provided that the first such certification shall cover the period from the Closing Date to the end of such quarter), within thirty (30) days of the end of such quarter as required by, and in the form of, Exhibit E attached hereto, pursuant to Section 3.01(c)(21) of this Agreement. Upon the occurrence of an insured loss at a Mortgaged Property, the Primary Servicer shall notify the Master Servicer of the loss and the Primary Servicer’s receipt of the proceeds paid under such Insurance Policy. The Primary Servicer will provide to the Master Servicer all loss-related records and information received by the Primary Servicer as such information becomes available and shall confer with the Master Servicer regarding the process of releasing to the affected Mortgagor the proceeds paid under such Insurance Policy, including but not limited to questions such as whether the Primary Servicer is authorized to (i) endorse the checks issued by the insurer representing the proceeds paid under such Insurance Policy; and (ii) release the proceeds paid under such Insurance Policy to the affected Mortgagor. With respect to non-escrowed payments, when the Primary Servicer becomes aware in accordance with the Servicing Standard that a Mortgagor has failed to make any such payment or, with respect to escrowed loans, collections from the Mortgagor are insufficient to pay any such item before the applicable penalty or termination date, the Primary Servicer shall promptly notify the Master Servicer.

(6)          Section 3.03(c). The Primary Servicer shall not be obligated to make any Servicing Advances, except as described in the following sentence. The Primary Servicer shall give the Master Servicer not less than five (5) Business Days’ notice before the date on which the Master Servicer is required to make any Servicing Advance with respect to any Mortgage Loan; provided, however, that, with respect to any Servicing Advance required to be made on an urgent or emergency basis such that the Primary Servicer is unable to provide the Master Servicer with two (2) Business Days’ notice to enable the Master Servicer to make such Servicing Advance, the Primary Servicer shall make such Servicing Advance and the Master Servicer shall reimburse the Primary Servicer for such Servicing Advance within five (5) Business Days of receipt of written request therefore and interest thereon at the Reimbursement Rate without regard to the Master Servicer’s determination of recoverability. In addition, the Primary Servicer shall provide the Master Servicer with such information in its possession as the Master Servicer may reasonably request to enable the Master Servicer to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance.

(7)          Section 3.03(e). The Primary Servicer shall promptly notify the Master Servicer of any failure by a Mortgagor to promptly respond to any request for written confirmation of any (i) operations and maintenance plan required to be established and executed pursuant to the terms of the Mortgage Loan or (ii) repairs, capital improvements, actions or remediations required to be taken or completed pursuant to the terms of the Mortgage Loan.

(8)          Section 3.04(a). The Primary Servicer shall establish a custodial account (hereinafter the “Primary Servicer Collection Account”), meeting all of the requirements of the Collection Account, and references to the Collection Account shall be references to such Primary Servicer Collection Account. The creation of any Primary Servicer Collection Account shall be evidenced by a certification in the form of Exhibit F attached hereto and a copy of such certification shall be furnished to the Master Servicer within three (3) days of the Closing Date and thereafter to the Master Servicer upon any transfer of the Primary Servicer Collection Account. Notwithstanding the third paragraph of Section 3.04(a) of the Pooling and Servicing Agreement, the Primary Servicer shall deposit into the Primary Servicer Collection Account and include in its Primary Servicer Remittance Amount all charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, defeasance fees, or amounts collected for Mortgagor checks returned for insufficient funds collected by the Primary Servicer to the extent not constituting Additional Primary Servicing Compensation, including, without limitation, all Prepayment Interest Excess and Default Interest. Any amounts of additional servicing compensation payable to the Special Servicer pursuant to Section 3.11(c) of the

Pooling and Servicing Agreement shall be remitted to the Special Servicer by the Master Servicer. For purposes of the last paragraph of Section 3.04(a) of the Pooling and Servicing Agreement, the Master Servicer shall direct the Special Servicer to make payment of amounts referenced therein (including, but not limited to, principal payments and Principal Prepayments, interest payments, late payment charges and other Penalty Charges, and Insurance and Condemnation Proceeds and Liquidation Proceeds, as more fully described in the Pooling and Servicing Agreement) directly to the Primary Servicer for deposit in the Primary Servicer Collection Account.

(9)          Section 3.04(b) - (g) are not incorporated herein. The Primary Servicer shall deliver to the Master Servicer on or before each Primary Servicer Remittance Date the Primary Servicer Remittance Amount for such date. Each remittance required to be made to the Master Servicer on the Primary Servicer Remittance Date shall be made by wire transfer and shall be made by 2:00 p.m. Charlotte, North Carolina time on such date. Each month, by 2:00 p.m. Charlotte, North Carolina time, on the first Business Day after receipt of any Primary Servicer Remittance Amount between the Primary Servicer Remittance Date and the Distribution Date, the Primary Servicer shall forward to the Master Servicer by wire transfer the Primary Servicer Remittance Amount for such date. Each month, by 2:00 p.m. Charlotte, North Carolina time, on each Business Day that the Primary Servicer is not required to remit to the Master Servicer pursuant to the previous sentence, the Primary Servicer shall forward to the Master Servicer by wire transfer all amounts collected by the Primary Servicer and not previously remitted to the Master Servicer which constitute delinquent payments on the Mortgage Loan and any related Penalty Charges (excluding any amounts to which the Primary Servicer is entitled to as compensation pursuant to Section 3.11 of the Pooling and Servicing Agreement as incorporated herein pursuant to Section 3.01(c)(18) of this Agreement). Section 3.01(c)(21) of this Agreement sets forth certain reporting requirements with respect to such remittances. If any check or other form of payment received by the Primary Servicer with respect to the Mortgage Loan is returned for insufficient funds and the Primary Servicer has previously remitted cash in the amount of such payment to the Master Servicer, the Master Servicer shall reimburse the Primary Servicer for such amount within five (5) Business Days after the Master Servicer receives notification from the Primary Servicer of such insufficient funds.

(10)        Section 3.05 is not incorporated herein. The Primary Servicer may, from time to time, make withdrawals from the Primary Servicer Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

(i)          to remit to the Master Servicer for deposit in the Collection Account the amounts required to be so deposited pursuant to Section 3.01(c)(9) of this Agreement;

(ii)         to the extent not otherwise required to be applied against Prepayment Interest Shortfalls, to pay itself earned and unpaid Primary Servicing Fees in respect of the Mortgage Loan, the Primary Servicer’s right to payment of its Primary Servicing Fee pursuant to this clause (ii) with respect to the Mortgage Loan being limited to amounts received on or in respect of the Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance and Condemnation Proceeds) that are allocable as a recovery of interest thereon;

(iii)        to pay itself, as additional servicing compensation in accordance with Section 3.11(a) of the Pooling and Servicing Agreement, interest and investment income earned in respect of amounts held in the Primary Servicer Collection Account as provided in Section 3.01(c)(11) of this Agreement (but only to the extent of the Net Investment Earnings with respect to the Primary Servicer Collection Account for the period from and including the prior Primary Servicer Remittance Date to and including such Primary Servicer Remittance Date);

(iv)        to clear and terminate the Primary Servicer Collection Account at the termination of this Agreement; and

(v)         to remove any amounts deposited in the Primary Servicer Collection Account in error.

All withdrawals from the Primary Servicer Collection Account shall be subject to the application and requirements of Section 3.05(f)(i) of the Pooling and Servicing Agreement. The Primary Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, for the purpose of justifying any withdrawal, debit or credit from the Primary Servicer Collection Account. On each Primary Servicer Remittance Date, all income and gain realized from investment of funds to which the Primary Servicer is entitled shall be subject to withdrawal by the Primary Servicer.

(11)         Section 3.06 is not incorporated herein. The Primary Servicer may invest funds in the Primary Servicer Collection Account and any Servicing Account maintained by the Primary Servicer on the same terms as the Master Servicer may invest funds in the Collection Account and any Servicing Account, and subject to the same rights, restrictions, requirements and obligations regarding maturity dates, gains, losses, withdrawals, possession, characteristics and control of Permitted Investments and Permitted Investments payable on demand. Without limiting the generality of the foregoing, (A) any investment of funds in the Primary Servicer Collection Account and/or any Servicing Account shall be made in the name of the Primary Servicer on behalf of the Trustee (in its capacity as such) for the benefit of the Certificateholders and (B) the Primary Servicer, on behalf of the Trustee, shall take the actions described in Section 3.06(a) of the Pooling and Servicing Agreement as applicable to the Master Servicer necessary to perfect the Trustee’s interest in Permitted Investments.

(12)         Section 3.07(a). References to the Collection Account shall be references to the Primary Servicer Collection Account. All insurance policies caused to be maintained by the Primary Servicer hereunder shall also name the Master Servicer as additional insured and loss payee. Within thirty (30) days after the Closing Date, the Primary Servicer shall forward to the Master Servicer, for each Mortgage Loan, a fully completed certificate of insurance in the form of Exhibit H attached hereto. Without limiting the generality of the obligations of the Primary Servicer hereunder, the Primary Servicer shall monitor and certify as to the status of insurance policies relating to the Mortgage Loan on a quarterly basis starting for the quarter ending in September of 2016 (provided that the first such certification shall cover the period from the Closing Date to the end of such quarter), within thirty (30) days of the end of such quarter as required by, and in the form of, Exhibit E attached hereto, pursuant to Section 3.01(c)(21) of this

Agreement. The Primary Servicer shall promptly notify the Master Servicer of any Mortgaged Property that is not insured against terrorist or similar acts. The Master Servicer or the Special Servicer shall make all determinations with respect to terrorism insurance matters required to be made under Section 3.07 of the Pooling and Servicing Agreement, and the Primary Servicer shall reasonably cooperate with the Master Servicer in connection therewith.

(13)          Section 3.07(b). References to the Collection Account shall be references to the Primary Servicer Collection Account.

(14)          Sections 3.07(c) and (d). The blanket fidelity bond and the errors and omissions insurance policy required hereunder shall name the Master Servicer as an additional insured and loss payee. The Primary Servicer shall provide a certificate of insurance to the Master Servicer evidencing the blanket fidelity bond and the errors and omissions insurance policy required hereunder on or before March 31 of each year, beginning March 31, 2017.

(15)         Section 3.08. The Primary Servicer shall not permit or consent to any assumption, transfer or other action contemplated by Section 3.08 of the Pooling and Servicing Agreement without the prior written consent of the Master Servicer. Upon receiving a request for any matter described in Section 3.08 that constitutes a Special Servicer Decision or a Major Decision (without regard to the proviso in the definition of “Special Servicer Decision” or “Major Decision”, as applicable), the Primary Servicer shall forward such request to the Master Servicer and, unless the Primary Servicer, the Master Servicer and the Special Servicer mutually agree that the Master Servicer (or the Primary Servicer on its behalf) shall process such request, the Special Servicer shall process such request and the Master Servicer (and the Primary Servicer) shall have no further obligation with respect to such request or such Special Servicer Decision or Major Decision. With respect to any assumption, transfer or other action contemplated by Section 3.08 of the Pooling and Servicing Agreement (other than a Special Servicer Decision or a Major Decision), the Primary Servicer shall promptly notify the Master Servicer of any Mortgagor request for such action and shall perform and forward to the Master Servicer any analysis, recommendation or other information required to be prepared and/or delivered by the Master Servicer under Section 3.08 of the Pooling and Servicing Agreement. The Master Servicer, not the Primary Servicer, will deal directly with the Special Servicer and/or Rating Agencies in connection with obtaining any necessary approval or consent from the Special Servicer and/or Rating Agencies. If the Master Servicer consents to any such assumption, transfer or other action (other than a Special Servicer Decision or a Major Decision), the Primary Servicer shall document and close such transaction in compliance with all requirements and conditions of Section 3.08 of the Pooling and Servicing Agreement.

(16)         Section 3.09. References to the Master Servicer shall not be deemed to be references to the Primary Servicer for purposes of Section 3.09 of the Pooling and Servicing Agreement.

(17)         Section 3.10. The references to the Collection Account in Section 3.10(a) of the Pooling and Servicing Agreement shall be references to the Primary Servicer Collection Account. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Primary Servicer Collection Account.

(18)         Section 3.11(a). References to the Servicing Fee shall be references to the Primary Servicing Fee and references to the Servicing Fee Rate shall be references to the Primary Servicing Fee Rate. All references to the Collection Account shall be references to the Primary Servicer Collection Account. The Primary Servicer shall be entitled to retain, and shall not be required to deposit in the Primary Servicer Collection Account, additional servicing compensation in the form of the following items to the extent collected from the related Mortgagor (the following items together with the items in clauses (a) and (b) below, collectively, “Additional Primary Servicing Compensation”): (i) 50% of that portion of any Excess Modification Fees to which the Master Servicer is entitled pursuant to Section 3.11(a) of the Pooling and Servicing Agreement collected by the Primary Servicer in connection with matters performed by the Primary Servicer pursuant to Section 3.01(c)(24) of this Agreement, (ii) 100% of that portion of any assumption application fees and other similar items to which the Master Servicer is entitled pursuant to Section 3.11(a) of the Pooling and Servicing Agreement collected by the Primary Servicer in connection with matters performed by the Primary Servicer pursuant to Section 3.01(c)(15) of this Agreement, (iii) 50% of that portion of any assumption, waiver, consent and earnout fees and and other similar fees (other than assumption application fees and defeasance fees) to which the Master Servicer is entitled under Section 3.11(a) of the Pooling and Servicing Agreement collected by the Primary Servicer in connection with matters performed by the Primary Servicer pursuant to Section 3.01(c)(15) or Section 3.01(c)(24) of this Agreement, (iv) 100% of any charges for beneficiary statements and amounts collected for checks returned for insufficient funds to which the Master Servicer is entitled under Section 3.11(a) of the Pooling and Servicing Agreement collected by the Primary Servicer with respect to the Mortgage Loan, (v) 50% of that portion of any defeasance fees to which the Master Servicer is entitled under Section 3.11(a) of the Pooling and Servicing Agreement collected by the Primary Servicer in connection with matters performed by the Primary Servicer pursuant to Section 3.01(c)(24) of this Agreement and (vi) 50% of that portion of any late fees (but not Default Interest) paid in respect of a delinquent Mortgage Loan to which the Master Servicer is entitled other than as payment of interest on Advances or other reimbursement of additional Trust Fund expenses if the Primary Servicer participates in the realization upon such delinquent loan. The Primary Servicer shall be entitled to (a) interest or other income earned on deposits relating to the Trust Fund in the Primary Servicer Collection Account in accordance with Section 3.01(c)(11) of this Agreement, and (b) interest or other income earned on deposits in any Servicing Account maintained by the Primary Servicer which are not required by applicable law or the related Mortgage Loan to be paid to the Mortgagor. The Primary Servicer shall not be entitled to any Default Interest or Prepayment Interest Excess to which the Master Servicer is entitled pursuant to the Pooling and Servicing Agreement. The Primary Servicer shall remit to the Master Servicer all additional servicing compensation collected by the Primary Servicer to the extent not constituting Additional Primary Servicing Compensation, including, without limitation, all Prepayment Interest Excesses and Default Interest.

(19)         Section 3.11(b) is not incorporated herein.

(20)         Sections 3.12(a) and (b). The Primary Servicer shall promptly (but, in the case of inspections, in no event later than five (5) Business Days after completion of such report or, in the case of operating statements, rent rolls, budgets and financial statements to the extent actually received from the related Mortgagor, at least five (5) Business Days before Master Servicer must deliver or make available under the Pooling and Servicing Agreement) forward to the Master

Servicer a copy of all inspection reports prepared by the Primary Servicer and electronically deliver all operating statements, rent rolls, budgets and financial statements collected by the Primary Servicer. If any inspection report identifies a “life safety” or other material deferred maintenance item existing with respect to the related Mortgaged Property, the Primary Servicer (x) shall promptly send to the related Mortgagor (with a copy to the Master Servicer by email to cmsins@wellsfargo.com) a letter identifying such deferred maintenance item and instructing the related Mortgagor to correct such deferred maintenance item and (y) shall follow up with the related Mortgagor in writing (with a copy to the Master Servicer by email to cmsins@wellsfargo.com) at such frequency as is in accordance with the Servicing Standard to confirm that such deferred maintenance item is being corrected. The Primary Servicer shall electronically deliver to the Master Servicer in Microsoft Excel format promptly upon completion, and in any event, at least five (5) Business Days before Master Servicer must deliver or make available such reports, statements and files under the Pooling and Servicing Agreement, each CREFC® NOI Adjustment Worksheet and CREFC® Operating Statement Analysis Report.

(21)         Section 3.12(d) is not incorporated herein. The Primary Servicer shall deliver to the Master Servicer, no later than 1:00 p.m. New York City time on the first Business Day following each Determination Date, by electronic transmission in the format designated by the Master Servicer, the CREFC® Financial File, the CREFC® Property File and the CREFC® Comparative Financial Status Report, the CREFC® Loan Level Reserve/LOC Report, a CREFC® Loan Periodic Update File, a CREFC® Delinquent Loan Status Report and a CREFC® Servicer Watch List, each providing the required information as of such Determination Date. The Primary Servicer shall deliver to the Master Servicer by electronic transmission in a format designated by the Master Servicer, not later than 1:00 p.m. New York City time on the first Business Day following the Determination Date, (a) on a monthly basis, the Collection Report (the information therein to be stated as of the Determination Date), (b) on a monthly basis, the CREFC® Loan Periodic Update File, and (c) on a quarterly basis, the information on the Mortgage Loan, including without limitation information regarding UCC Financing Statements, taxes, insurance premiums and ground rents on a quarterly basis, starting for the quarter ending September 30, 2016 (provided that the first such certification shall cover the period from the Closing Date to the end of such quarter), within thirty days of the end of such quarter, required by and in the form of Exhibit E attached hereto. The Primary Servicer shall deliver to the Master Servicer on the second Business Day of each month by electronic transmission in a format designated by the Master Servicer a remittance report containing scheduled balance information for each Mortgage Loan reflecting the scheduled Periodic Payment for such month in the form of Exhibit G attached hereto. In addition, on each day that the Primary Servicer forwards to the Master Servicer any funds pursuant to Section 3.01(c)(9) of this Agreement, the Primary Servicer shall deliver to the Master Servicer by electronic transmission in a format designated by the Master Servicer a report of the nature of such remittance in the form of Exhibit G attached hereto. The Primary Servicer shall also prepare and deliver to the Master Servicer, not later than 1:00 p.m. New York City time by the twenty-fifth day of each month, a certification in the form of Exhibit J attached hereto regarding the reconciliation of the Primary Servicer Collection Account as of the last day of the immediately preceding calendar month. The Primary Servicer shall also prepare and deliver to the Master Servicer such other reports as reasonably requested by the Master Servicer. The preparation and maintenance by the Primary Servicer of all reports specified in this Section 3.01(c)(21) and Section 3.01(c)(20) of this

Agreement, including the calculations made therein, shall be done in accordance with CREFC® standards to the extent applicable thereto.

(22)         Sections 3.13(a), (b), (c), (d) and (e). To the extent that the Primary Servicer has received written notice from the Master Servicer, that a Person is an Excluded Controlling Class Holder with respect to an Excluded Controlling Class Loan, the Primary Servicer shall not provide to such Excluded Controlling Class Holder any Excluded Information with respect to such Excluded Controlling Class Loan. The Primary Servicer shall provide to the Master Servicer access to all Servicing Files, Mortgage Files, and servicing systems maintained by the Primary Servicer with respect to the Mortgage Loan for audit and review.

(23)         Sections 3.17(a) and (d). The Primary Servicer shall deposit all Compensating Interest Payments in the Primary Servicer Collection Account on each Primary Servicer Remittance Date without regards to the limitations described in clause (ii) of the definition of “Compensating Interest Payments” in the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Primary Servicer shall not be required to deposit Prepayment Interest Shortfalls caused or expressly permitted by the Master Servicer or with respect to which Section 3.17(a) of the Pooling and Servicing Agreement does not require the Master Servicer to make a deposit.

(24)         Section 3.18. The Primary Servicer will not permit or consent to any modification, amendment, extension, waiver, consent, defeasance or other action contemplated by Section 3.18 of the Pooling and Servicing Agreement without the prior written consent of the Master Servicer. Upon receiving a request for any matter described in Section 3.18 of the Pooling and Servicing Agreement that constitutes a Special Servicer Decision or a Major Decision (without regard to the proviso in the definition of “Special Servicer Decision” or “Major Decision”, as applicable), the Primary Servicer shall forward such request to the Master Servicer and, unless the Primary Servicer, the Master Servicer and the Special Servicer mutually agree that the Master Servicer (or the Primary Servicer on its behalf) shall process such request, the Special Servicer shall process such request and the Master Servicer (and the Primary Servicer) shall have no further obligation with respect to such request or such Special Servicer Decision or Major Decision. With respect to any modification, amendment, extension, waiver, consent or other action contemplated by Section 3.18 of the Pooling and Servicing Agreement (other than a Special Servicer Decision or a Major Decision), the Primary Servicer shall promptly notify the Master Servicer of any Mortgagor request for such action and shall perform and forward to the Master Servicer any analysis, recommendation or other information required to be prepared and/or delivered by the Master Servicer under Section 3.18 of the Pooling and Servicing Agreement. The Master Servicer, not the Primary Servicer, will deal directly with the Special Servicer and/or the Rating Agencies in connection with obtaining any necessary approval or consent from the Special Servicer and/or the Rating Agencies. If the Master Servicer consents to any such modification, amendment, extension, waiver, consent or other action contemplated by Section 3.18 of the Pooling and Servicing Agreement (other than a Special Servicer Decision or a Major Decision), the Primary Servicer shall close such transaction. When forwarding a request for the approval of any lease or renewal or extension thereof, the Primary Servicer shall forward to the Master Servicer the information concerning such lease required by, and in the form of, Exhibit I attached hereto. The Primary Servicer will not permit any Principal Prepayment with respect to any Mortgage Loan without the written consent of the Master

Servicer. The Primary Servicer shall promptly forward all requests for Principal Prepayments to the Master Servicer, along with a payoff statement (with respect to each Principal Prepayment request) setting forth the amount of the necessary Principal Prepayment calculated by the Primary Servicer. If the Primary Servicer obtains actual knowledge of the incurrence of additional debt or mezzanine debt by a Mortgagor, the Primary Servicer shall promptly, but in no event later than two (2) Business Days, deliver notice to the Master Servicer of such Mortgagor’s incurrence of such debt in the form of Exhibit KK to the Pooling and Servicing Agreement. Notwithstanding anything herein, the Primary Servicer shall not take any action constituting a Major Decision without the consent of the Master Servicer; provided that the foregoing shall not be interpreted to mean that the Primary Servicer is authorized to take such action with the consent of the Master Servicer unless otherwise provided herein. In the event the Primary Servicer receives notice of a defeasance request with respect to a Mortgage Loan that provides for Retained Defeasance Rights and Obligations in the related Loan Documents, the Primary Servicer shall provide, within three (3) Business Days of receipt of such notice, written notice of such defeasance request to the Master Servicer.

(25)         Section 3.19(a). The Primary Servicer shall promptly notify the Master Servicer of any event or circumstance that the Primary Servicer deems to constitute a Servicing Transfer Event with respect to any Mortgage Loan. The determination as to whether a Servicing Transfer Event has occurred shall be made by the Master Servicer.

(26)         [Reserved].

(27)         Section 3.20. References to the Master Servicer shall not be deemed to be references to the Primary Servicer for purposes of Section 3.20 of the Pooling and Servicing Agreement. Each provision of Section 3.20 of the Pooling and Servicing Agreement shall be enforceable against the Primary Servicer in accordance with the terms thereof. The Primary Servicer may not enter into any new Sub-Servicing Agreements in connection with the Mortgage Loan and shall directly service the Mortgage Loan in accordance with the terms and conditions of this Agreement. The Primary Servicer shall not modify any Mortgage Loan or commence any foreclosure or similar proceedings with respect to any Mortgaged Property without the consent of the Master Servicer, and the Primary Servicer shall not take any action that the Master Servicer would be prohibited from taking under the Pooling and Servicing Agreement.

(28)         Section 3.25 is not incorporated herein. Notwithstanding any provision herein to the contrary, the Primary Servicer shall not make any request to a Rating Agency for a Rating Agency Confirmation; all such requests shall be made by, and as determined necessary by, the Master Servicer. The Primary Servicer shall not orally communicate with any Rating Agency regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loan, the related Mortgaged Properties, the related Mortgagors or any other matters in connection with the Certificates or pursuant to this Agreement or the Pooling and Servicing Agreement. The Primary Servicer agrees to comply (and to cause each and every subcontractor, vendor or agent for the Primary Servicer and each of its officers, directors and employees to comply) with the provisions relating to communications with the Rating Agencies set forth in this Section 3.01(c)(28) of this Agreement and Sections 3.13 and 3.25 of the Pooling and Servicing Agreement and shall not deliver to any Rating Agency any report, statement, request for Rating Agency Confirmation or other information restricted by Section 3.13 or 3.25 of the Pooling and Servicing Agreement.

All information described in the immediately preceding paragraph will be provided by, and all such communications, responses and requests described in the immediately preceding paragraph will be made by, the Master Servicer in accordance with the procedures required by the Pooling and Servicing Agreement. To the extent that the Master Servicer is required to provide any information to, or communicate with, the Rating Agency in accordance with its obligations under the Pooling and Servicing Agreement and such information or communication is regarding the Mortgage Loan or the primary servicing by the Primary Servicer under this Agreement, the Primary Servicer shall provide the information to the Master Servicer necessary for the Master Servicer to fulfill such obligations.

None of the foregoing restrictions in this Section 3.01(c)(28) prohibit or restrict oral or written communications, or providing information, between the Primary Servicer and a Rating Agency with regard to (i) such Rating Agency’s or NRSRO’s review of the ratings it assigns to the Primary Servicer, (ii) such Rating Agency’s or NRSRO’s approval of the Primary Servicer as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s or NRSRO’s evaluation of the Primary Servicer’s servicing operations in general; provided, however, that the Primary Servicer shall not provide any information relating to the Certificates or the Mortgage Loan to any Rating Agency or NRSRO in connection with such review and evaluation by such Rating Agency unless (x) Mortgagor, property or deal specific identifiers are redacted; or (y) the Master Servicer confirms to the Primary Servicer in writing that such information has already been provided to the 17g-5 Information Provider and has been uploaded on to the 17g-5 Information Provider’s Website.

(29)         Section 3.32 is not incorporated herein. The Primary Servicer shall not initiate or become involved in any claim or litigation that falls within the scope of Trust-Related Litigation. Upon becoming aware of or being named in any claim or litigation that falls within the scope of Trust-Related Litigation, the Primary Servicer shall immediately provide written notice thereof to the Master Servicer. Notwithstanding the foregoing, (i) subject to the rights of the Special Servicer to direct actions as described in Section 3.32 of the Pooling and Servicing Agreement, the Primary Servicer shall have the right to make determinations relating to claims against the Primary Servicer, including but not limited to the right to engage separate counsel and to appear in any proceeding on its own behalf in the Primary Servicer’s reasonable discretion, and (ii) in the event of any action, suit, litigation or proceeding, other than an action, suit, litigation or proceeding relating to the enforcement of the obligations of a Mortgagor, guarantor or other obligor under the related Mortgage Loan documents, or otherwise relating to one or more Mortgage Loan or Mortgaged Properties, the Primary Servicer shall not, without the prior written consent of the Trustee and the Master Servicer, (A) initiate an action, suit, litigation or proceeding in the name of the Trustee, whether in such capacity or individually, (B) engage counsel to represent the Trustee, or (C) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar actions with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state (provided that the Primary Servicer shall not be responsible for any delay due to the unwillingness of the Trustee to grant such consent).

(30)          Section 4.03 is not incorporated herein. The Primary Servicer shall have no obligation to make P&I Advances.

(31)          Sections 6.01(a) and (e). Section 6.01(a)(i) of the Pooling and Servicing Agreement shall be deemed modified to read “The Primary Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, and the Primary Servicer is in compliance with the laws of each State in which any related Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.” The Primary Servicer hereby represents and warrants to the Master Servicer, as of the date hereof, that (i) each insurance policy and fidelity bond referenced in Section 3.07(c) of the Pooling and Servicing Agreement names the Master Servicer as an additional insured and loss payee, (ii) the net worth of the Primary Servicer determined in accordance with generally accepted accounting principles is not less than $2 million, and (iii) the Primary Servicer is authorized to transact business in the state or states in which the Mortgaged Property is situated, if and to the extent required by applicable law to the extent necessary to ensure the enforceability of the Mortgage Loan or the compliance with its obligations under this Agreement and the Master Servicer’s obligations under the Pooling and Servicing Agreement.

(32)          Sections 11.01, 11.02, 11.03, 11.04, 11.05, 11.06, 11.07, 11.09, 11.10, 11.11 and 11.12. The Primary Servicer shall perform all obligations and be subject to all restrictions and requirements applicable to the Master Servicer or “Primary Servicer” in such Sections. In addition, if the Primary Servicer is a “Servicing Function Participant,” an “Additional Servicer” or “Reporting Servicer” it shall perform all obligations and be subject to all restrictions and requirements applicable to a “Servicing Function Participant” or “Reporting Servicer” in such Sections. The Primary Servicer shall cooperate with the Master Servicer, Trustee and the Depositor in connection with the satisfaction of the Trust’s reporting requirements under the Exchange Act.

The Primary Servicer shall cooperate fully with the Master Servicer and deliver to the Master Servicer any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Master Servicer, the Certificate Administrator or Depositor to permit the Depositor to comply with the provisions of Regulation AB and the related rules and regulations of the Commission and the Master Servicer to comply with its obligations under Article XI of the Pooling and Servicing Agreement, together with such disclosures relating to the Primary Servicer, or the servicing of the Mortgage Loan, reasonably believed by the Depositor, the Certificate Administrator or the Master Servicer in good faith to be necessary in order to effect such compliance.

Subject to other provisions of this Agreement restricting the right of the Primary Servicer to retain subservicers or subcontractors, the provisions of Article XI of the Pooling and Servicing Agreement regarding retaining a “Primary Servicer,” “Subcontractor,” “Additional Servicer” or “Servicing Function Participant” shall be applicable to any sub-servicer, subcontractor or agent hired by the Primary Servicer to perform any of its obligations hereunder and the Primary Servicer shall comply with such provisions.

With respect to any period that the Primary Servicer is a Servicing Function Participant or a servicer as contemplated by Item 1108(a)(2) of Regulation AB, the Primary Servicer shall perform all obligations under Section 11.02 of the Pooling and Servicing Agreement applicable to a Servicing Function Participant or such a servicer (including, without limitation, any obligation or duty the Master Servicer is required under Section 11.02 of the Pooling and Servicing Agreement to cause (or use commercially reasonable efforts to cause) a Servicing Function Participant or such a servicer to perform). It is hereby acknowledged that the Primary Servicer is a Servicing Function Participant, an Additional Servicer and a Reporting Servicer.

The Primary Servicer shall provide all reports required of a Reporting Servicer under Article XI of the Pooling and Servicing Agreement.

Any Additional Form 10-D Disclosure and related Additional Disclosure Notification required to be delivered by the Primary Servicer shall be delivered to the Master Servicer (and, if the Primary Servicer is a Servicing Function Participant, also to the Depositor and the Certificate Administrator) within the time provided in Section 11.04 of the Pooling and Servicing Agreement.

The Primary Servicer shall provide all reasonable cooperation (with respect to information regarding the Primary Servicer or the Mortgage Loan) to enable the Master Servicer to provide any Additional Form 10-K Disclosure. Any Additional Form 10-K Disclosure and related Additional Disclosure Notification required to be delivered by the Primary Servicer shall be delivered to the Master Servicer (and, if the Primary Servicer is an Additional Servicer or a Servicing Function Participant, also to the Depositor and the Certificate Administrator) at least five (5) Business Days before the Master Servicer must deliver the same under Section 11.05 of the Pooling and Servicing Agreement.

The Primary Servicer (without regard to whether the Primary Servicer is a Servicing Function Participant) shall provide a Performance Certification described in Section 11.06 of the Pooling and Servicing Agreement (on which the Master Servicer and its officers, directors and Affiliates, in addition to the Certification Parties, can reasonably rely) to the Master Servicer at least five (5) Business Days before the Master Servicer must deliver its Performance Certification. If the Primary Servicer is a Servicing Function Participant, such Performance Certification shall also be provided to the Depositor and the Certificate Administrator by the time required by the Pooling and Servicing Agreement, and if the Primary Servicer is not a Servicing Function Participant or an Additional Servicer, such Performance Certification shall be delivered only to the Master Servicer. In addition, the Primary Servicer (a) shall provide such information and assistance as may be reasonably required to cooperate with the Master Servicer in complying with Section 11.06 of the Pooling and Servicing Agreement and (b) shall cooperate with the Master Servicer’s reasonable requests in performing its due diligence for its certification under Section 11.06 of the Pooling and Servicing Agreement.

Any Form 8-K Disclosure Information and related Additional Disclosure Notification required to be delivered by the Primary Servicer shall be delivered to the Master Servicer (and, if the Primary Servicer is a Servicing Function Participant or an Additional Servicer, also to the Depositor and the Certificate Administrator) within the time provided in Section 11.07 of the Pooling and Servicing Agreement.

The Primary Servicer (without regard to whether the Primary Servicer is an Additional Servicer or a Servicing Function Participant) shall deliver its Officer’s Certificate required by Section 11.09 of the Pooling and Servicing Agreement to the Master Servicer at least five (5) Business Days before the Master Servicer must deliver its Officer’s Certificate under Section 11.09 of the Pooling and Servicing Agreement. If the Primary Servicer is an Additional Servicer or a Servicing Function Participant, the Primary Servicer shall also deliver such Officer’s Certificate to the Trustee, Certificate Administrator, Depositor and 17g-5 Information Provider within the time provided in Section 11.09 of the Pooling and Servicing Agreement, and if the

Primary Servicer is not an Additional Servicer or a Servicing Function Participant, such Officer’s Certificate shall be delivered only to the Master Servicer.

The Primary Servicer (without regard to whether the Primary Servicer is a Servicing Function Participant) shall deliver the items required under Sections 11.10 and 11.11 of the Pooling and Servicing Agreement regarding itself (the “report on an assessment of compliance with Relevant Servicing Criteria” and “accountants’ report”) to the Master Servicer at least five (5) Business Days before the Master Servicer must deliver the items required under Sections 11.10 and 11.11 of the Pooling and Servicing Agreement. If the Primary Servicer is a Servicing Function Participant, the report on an assessment of compliance with Relevant Servicing Criteria and accountants’ report shall also be delivered to the Certificate Administrator, Depositor, Trustee and 17g-5 Information Provider within the time provided in Sections 11.10 and 11.11 of the Pooling and Servicing Agreement, and if the Primary Servicer is not a Servicing Function Participant, the report on an assessment of compliance with Relevant Servicing Criteria and accountants’ report shall be delivered only to the Master Servicer.

Section 11.12 of the Pooling and Servicing Agreement shall be incorporated herein and apply to the Primary Servicer for so long as the Primary Servicer is a Servicing Function Participant or an Additional Servicer to the same extent such section applies to the Master Servicer. To the extent the Primary Servicer is an Affected Reporting Party, the Primary Servicer shall comply with the requirements set forth in Section 11.12 of the Pooling and Servicing Agreement and incorporated herein by reference, including, but not limited to, obtaining the consent of the Depositor and the Master Servicer (in each case, which consent shall not be unreasonably denied, withheld or delayed), to directly communicate with the Commission or its staff and negotiate a response and/or resolution with the Commission or its staff and copying the Master Servicer on all material communications with the Commission or its staff. All reasonable out-of-pocket costs and expenses incurred by the Depositor and the Master Servicer (including reasonable legal fees and expenses of outside counsel to the Depositor and the Master Servicer) in connection with the foregoing and any amendments to any reports filed with the Commission or its staff therewith shall be promptly paid by the Primary Servicer upon receipt of an itemized invoice from the Depositor and/or the Master Servicer, as applicable.

The Primary Servicer shall indemnify and hold harmless the Master Servicer (including any of its partners, directors, officers, employees or agents) against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by the Master Servicer or such other Person arising out of (i) an actual breach by the Primary Servicer of its obligations under this Section 3.01(c)(32), (ii) negligence, bad faith or willful misconduct on the part of the Primary Servicer in the performance of such obligations or (iii) delivery of any Deficient Exchange Act Deliverable.

The Primary Servicer shall indemnify and hold harmless each Certification Party from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses incurred by such Certification Party arising out of (i) a breach of its obligations to provide any of the annual compliance statements or annual assessment of compliance with the servicing criteria or attestation reports pursuant to this Agreement, (ii) negligence, bad faith or willful misconduct on its part in the performance of such obligations, (iii) any failure by the Primary Servicer, as a

Servicer (as defined in Section 11.02(b) of the Pooling and Servicing Agreement), to identify a Servicing Function Participant retained by it pursuant to Section 11.02(c), of the Pooling and Servicing Agreement or (iv) delivery of any Deficient Exchange Act Deliverable.

If the indemnification provided for in this Section 3.01(c)(32) is unavailable or insufficient to hold harmless any Certification Party or the Master Servicer, then the Primary Servicer shall contribute to the amount paid or payable to the Certification Party or the Master Servicer as a result of the losses, claims, damages or liabilities of the Certification Party or the Master Servicer in such proportion as is appropriate to reflect the relative fault of the Certification Party or the Master Servicer on the one hand and the Primary Servicer on the other in connection with a breach of the Primary Servicer’s obligations pursuant to this Section 3.01(c)(32).

(33)         Section 12.01 is not incorporated herein. The Primary Servicer shall cooperate fully with the Master Servicer and deliver to the Master Servicer any and all statements, reports, certifications, records and any other information in its possession necessary in the good faith determination of the Master Servicer to permit the Master Servicer to comply with its obligations under Article XII of the Pooling and Servicing Agreement.

Section 3.02           Merger or Consolidation of the Primary Servicer.

The Primary Servicer shall keep in full effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its formation except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign limited liability company in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or the Mortgage Loan and to perform its duties under this Agreement.

Any Person into which the Primary Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Primary Servicer shall be a party, or any Person succeeding to the business of the Primary Servicer, or any Person succeeding to all or substantially all of the servicing business of the Primary Servicer, shall be the successor of the Primary Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person (i) must be a business entity whose business includes the origination and servicing of mortgage loans and shall be authorized to transact business in the state or states in which the Mortgaged Properties it is to service are situated to the extent required by applicable law, (ii) must be an approved servicer of multifamily mortgage loans for Freddie Mac or Fannie Mae or a HUD-approved servicer, (iii) must be reasonably acceptable to the Master Servicer, (iv) shall have assumed in writing the obligations of the Primary Servicer under this Agreement, and (v) must not be a Prohibited Party.

Section 3.03           Limitation on Liability of the Primary Servicer and Others.

Neither the Primary Servicer nor any of the Affiliates, partners, directors, officers, shareholders, members, managers, employees or agents of the Primary Servicer shall be under any liability to the Master Servicer for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Primary Servicer or any such Person against liability for any breach of any representation, warranty or covenant made herein, or failure to perform its obligations in compliance with the Servicing Standard, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement, or against any expense or liability specifically required to be borne by the Primary Servicer without right of reimbursement pursuant to the terms hereof, or any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties hereunder, or by reason of negligent disregard of obligations or duties hereunder. The Primary Servicer and any officer, employee or agent of the Primary Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder. The Primary Servicer shall not be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its duties under this Agreement or which, in its opinion may involve it in any expenses or liability for which it would not be reimbursed hereunder; provided, however, the Primary Servicer may, with the consent of the Master Servicer, undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities for which the Primary Servicer shall be entitled to be reimbursed to the extent the Master Servicer is reimbursed therefor by the Trust. If and only to the extent provided pursuant to Section 6.04 of the Pooling and Servicing Agreement, the Primary Servicer shall be indemnified and held harmless by the Trust against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and another costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to this Agreement, the Mortgage Loan or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne by the Primary Servicer, without right of reimbursement, pursuant to the terms hereof; (ii) incurred in connection with any breach of a representation or warranty made by the Primary Servicer herein, or (iii) incurred by reason of the Primary Servicer’s bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations or duties. The Primary Servicer shall not have any direct rights of indemnification that may be satisfied out of assets of the Trust, but will be entitled to the indemnification described above only through the Master Servicer to the full extent that the Master Servicer is indemnified by the Trust for such amounts pursuant to the Pooling and Servicing Agreement.

Section 3.04           Primary Servicer Resignation.

The Primary Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon mutual consent of the Primary Servicer and the Master Servicer in writing and payment by the Primary Servicer of all reasonable out-of-pocket costs and expenses of the Master Servicer in connection with such resignation and transfer of servicing, or (b) upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Primary Servicer. Any such determination permitting the resignation of the Primary Servicer pursuant to clause (b) shall be evidenced by an Opinion of

Counsel to such effect delivered to the Master Servicer, which Opinion of Counsel shall be in form and substance acceptable to the Master Servicer.

Section 3.05           No Transfer or Assignment of Servicing.

With respect to the responsibility of the Primary Servicer to service the Mortgage Loan hereunder, the Primary Servicer acknowledges that the Master Servicer has acted in reliance upon the Primary Servicer’s independent status, the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section 3.05, the Primary Servicer shall neither assign or transfer this Agreement or the servicing hereunder nor delegate its rights or duties hereunder or any portion thereof, nor sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Master Servicer, which consent will not be unreasonably withheld or delayed. Notwithstanding the foregoing, prior to any assignment or transfer by the Primary Servicer of this Agreement or the servicing hereunder (the “Primary Servicing Rights”), the Primary Servicer shall allow the Master Servicer an opportunity to bid on the purchase of such Primary Servicing Rights. The Primary Servicer may also solicit bids from any other parties independent of the Master Servicer. If after receipt by the Primary Servicer of all bids, the Master Servicer is not the highest bidder, the Master Servicer will be given the opportunity to submit a second and final bid, which bid shall be given equal consideration with all other bids.

Section 3.06           Indemnification.

The Master Servicer and the Primary Servicer each agrees to and hereby does indemnify and hold harmless the Master Servicer, in the case of the Primary Servicer, and the Primary Servicer, in the case of the Master Servicer (including any of their partners, directors, officers, employees or agents) from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer, in the case of the Primary Servicer, and the Primary Servicer, in the case of the Master Servicer, may sustain arising from or as a result of any willful misconduct, bad faith or negligence of the Master Servicer or Primary Servicer, as applicable, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Master Servicer or Primary Servicer, as applicable, of its duties and obligations hereunder or by reason of breach of any representations or warranties made by the Master Servicer or Primary Servicer, as applicable, herein; provided, that such indemnity shall not cover indirect or consequential damages. Each indemnified party hereunder shall give prompt written notice to the indemnitor of matters which may give rise to liability of such indemnitor hereunder; provided, however, that failure to give such notice shall not relieve the indemnitor of any liability except to the extent of actual prejudice. This Section 3.06 shall survive the termination of this Agreement and the termination or resignation of the Master Servicer or the Primary Servicer.

ARTICLE IV

PRIMARY SERVICER TERMINATION EVENTS

Section 4.01           Primary Servicer Termination Events.

In case one or more of the following events (each, a “Primary Servicer Termination Event”) by the Primary Servicer shall occur and be continuing, that is to say:

(a)           any failure by the Primary Servicer to deposit into the Primary Servicer Collection Account or any Servicing Account, or to deposit into, or to remit to the Master Servicer for deposit into, the Collection Account, on the dates and at the times required by this Agreement, any amount required to be so deposited or remitted under this Agreement, which failure is not remedied within one (1) Business Day following the date on which such deposit or remittance, as the case may be, was first required to be made; or

(b)           any failure on the part of the Primary Servicer to observe or perform its obligations and duties in accordance with Section 3.07 of the Pooling and Servicing Agreement as incorporated herein pursuant to Sections 3.01(c)(12), (13) and (14) of this Agreement; or

(c)           any failure on the part of the Primary Servicer to (i) make available and certify to the Master Servicer the information called for on Exhibit E attached hereto as required by Sections 3.01(c)(2), (5), (12) and (21) of this Agreement at any time required hereunder, or (ii) timely make available and certify to the Master Servicer the Collection Report which failure continues unremedied for one (1) Business Day; or

(d)           the Primary Servicer shall fail three (3) times within any twelve (12) month period to (i) timely deposit or remit any amounts required to be deposited or remitted under this Agreement, or (ii) timely provide to the Master Servicer any report required by this Agreement to be provided to the Master Servicer; or

(e)           any failure on the part of the Primary Servicer duly to observe or perform in any material respect any of its other covenants or obligations contained in this Agreement, which failure continues unremedied for a period of twenty-five (25) days (or (A) with respect to any year that a report on Form 10-K is required to be filed, three (3) Business Days in the case of the Primary Servicer’s obligations contemplated by Article XI of the Pooling and Servicing Agreement or Section 3.01(c)(32) of this Agreement or (B) ten (10) days in the case of payment of an insurance premium) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Primary Servicer by the Master Servicer; provided, however, that if such failure is capable of being cured and the Primary Servicer is diligently pursuing the cure, that 25-day cure period will be extended an additional thirty (30) days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting; or

(f)           any breach on the part of the Primary Servicer of any representation or warranty contained in Section 6.01(a) of the Pooling and Servicing Agreement as incorporated herein which materially and adversely affects the interests of the Master Servicer or any Class of Certificateholders and which continues unremedied for a period of thirty (30) days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Primary Servicer by the Master Servicer; provided, however, that if such breach is capable of being cured and the Primary Servicer is diligently pursuing that cure, such 30-day period shall be extended an additional thirty (30) days; or

(g)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Primary Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of sixty (60) days; or

(h)           the Primary Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Primary Servicer or of or relating to all or substantially all of its property; or

(i)            the Primary Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

(j)            the Primary Servicer shall assign or transfer or attempt to assign or transfer all or part of its rights and obligations hereunder except as permitted by this Agreement; or

(k)           the net worth of the Primary Servicer, determined in accordance with generally accepted accounting principles shall decline to less than $2 million; or

(l)            either of Moody’s or KBRA has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by Moody’s or KBRA, as applicable, within sixty (60) days of such rating action), and, in the case of clauses (A) and (B), publicly citing servicing concerns with the Master Servicer (because of actions taken by the Primary Servicer) or the Primary Servicer as the sole or a material factor in such rating action; or

(m)          the Primary Servicer is no longer rated at least CPS3 by Fitch and the Primary Servicer is not reinstated to at least that rating within sixty (60) days of the delisting; or

(n)           a Servicer Termination Event by the Master Servicer under the Pooling and Servicing Agreement occurs, which Servicer Termination Event occurred as a result of the failure of the Primary Servicer to perform any obligations required under this Agreement; or

(o)           any failure by the Primary Servicer to deliver any Exchange Act reporting items required to be delivered by the Primary Servicer to the Master Servicer, the Certificate Administrator or the Depositor hereunder or under Article XI of the Pooling and Servicing

Agreement, or to the applicable master servicer under any other pooling and servicing agreement that the Depositor is a party to, in any case, by the time required hereunder or under Article XI of the Pooling and Servicing Agreement after the expiration of any applicable grace periods; or

(p)           any failure by the Primary Servicer to perform in any material respect any of its covenants or obligations contained in this Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required for any party to the Pooling and Servicing Agreement to perform its obligations under Article XI of the Pooling and Servicing Agreement or under the Exchange Act reporting items required under any other pooling and servicing agreement that the Depositor is a party to; or

(q)           so long as the Trust is subject to Exchange Act reporting requirements, any failure by the Primary Servicer to deliver any annual certification, annual reports on assessment of compliance with servicing criteria, any registered public accounting firm attestation report or any other Exchange Act reporting items that the Primary Servicer is required by the this Agreement to deliver to any party to the Pooling and Servicing Agreement (after any applicable grace period) and (2) subject to the Pooling and Servicing Agreement and any applicable grace periods, any failure by the Primary Servicer to comply with any of the requirements under Article XI of the Pooling and Servicing Agreement applicable to the Primary Servicer or the Master Servicer, including the failure to deliver any reports, certificates or disclosure information under the Exchange Act or the rules and regulations promulgated under the Exchange Act, at the time such report, certification or information is required under Article XI of the Pooling and Servicing Agreement; or

(r)            subject to the Pooling and Servicing Agreement, any failure of Berkeley Point to comply with any and all requirements to deliver any items required by Items 1122 and 1123 of Regulation AB under any other pooling and servicing agreement relating to any other series of certificates offered by the Depositor.

If any Primary Servicer Termination Event shall occur and be continuing, then, and in each and every such case, so long as such Primary Servicer Termination Event shall not have been remedied, the Master Servicer may terminate, by notice in writing to the Primary Servicer, all of the rights and obligations of the Primary Servicer as Primary Servicer under this Agreement and in and to the Mortgage Loan and the proceeds thereof. From and after the receipt by the Primary Servicer of such written notice, all authority and power of the Primary Servicer under this Agreement, whether with respect to the Mortgage Loan or otherwise, shall pass to and be vested in the Master Servicer pursuant to and under Section 4.01 of this Agreement, and, without limitation, the Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Primary Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loan and related documents, or otherwise. The Primary Servicer agrees that if it is terminated pursuant to Section 4.01 of this Agreement, it shall promptly (and in any event no later than five (5) Business Days subsequent to its receipt of the notice of termination) provide the Master Servicer with all documents and records (including, without limitation, those in electronic form) requested by it to enable it to assume the Primary Servicer’s functions hereunder, and shall cooperate with the

Master Servicer in effecting the termination of the Primary Servicer’s responsibilities and rights hereunder and the assumption by a successor of the Primary Servicer’s obligations hereunder, including, without limitation, the transfer within one (1) Business Day to the Master Servicer for administration by it of all cash amounts which shall at the time be or should have been credited by the Primary Servicer to the Primary Servicer Collection Account, the Collection Account, any REO Account or any Servicing Account, or thereafter be received with respect to the Mortgage Loan or any REO Property (provided, however, that the Primary Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 3.03 of this Agreement notwithstanding any such termination).

In addition to any other rights the Master Servicer may have hereunder, if the Primary Servicer fails to remit to the Master Servicer any amounts when required to be remitted hereunder, the Primary Servicer shall pay to the Master Servicer interest on the amount of such late remittance at the rate of Wells Fargo Bank, National Association prime rate plus three percent (3%) per annum, applied on a per diem basis for each day such remittance is late (i.e., said per annum rate divided by 365 multiplied by the number of days late); but in no event shall such interest be greater than the maximum amount permitted by law.

In addition to any other rights and remedies available to the Master Servicer hereunder or at law or equity, including, without limitation, the right to a recovery of damages, the Master Servicer may impose, and if so imposed, the Primary Servicer shall pay, the penalties described in this paragraph for any failure by the Primary Servicer to timely provide to the Master Servicer any report or certification required by this Agreement to be provided to the Master Servicer, the Collection Report required by this Agreement, the remittance report in the form of Exhibit G required by this Agreement, or the account reconciliations required by this Agreement (and, with respect to the account reconciliations, such failure continues unremedied for thirty (30) days after the time within which they are required to be delivered) (each such failure referred to herein as a “Primary Servicer Delinquency”). The Master Servicer may impose on the Primary Servicer a penalty of $500.00 for the first Primary Servicer Delinquency to occur hereunder (“Initial Primary Servicer Delinquency”), a penalty of $1,000.00 for the next Primary Servicer Delinquency occurring within two (2) years following an Initial Primary Servicer Delinquency, and a penalty of $1,500.00 for any other Primary Servicer Delinquency occurring within two (2) years following an Initial Primary Servicer Delinquency; provided, however, that if no Primary Servicer Delinquency occurs during any two (2) year period, the first Primary Servicer Delinquency thereafter shall be deemed to be an “Initial Primary Servicer Delinquency”. The penalties provided for in this paragraph are not intended to constitute liquidated damages. The rights and remedies of the Master Servicer under this Agreement are cumulative with, and not exclusive of, any other rights or remedies which it would otherwise have.

Section 4.02     Waiver of Defaults.

The Master Servicer may waive any default by the Primary Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Primary Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 4.03     Other Remedies of Master Servicer.

During the continuance of any Primary Servicer Termination Event, so long as such Primary Servicer Termination Event shall not have been remedied, the Master Servicer, in addition to the rights specified in Section 4.01 of this Agreement, shall have the right, in its own name, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Primary Servicer Termination Event.

ARTICLE V

TERMINATION

Section 5.01     Termination. Except as otherwise specifically set forth herein, the rights, obligations and responsibilities of the Primary Servicer shall terminate (without payment of any penalty or termination fee): (i) upon the later of the final payment or other liquidation (or any advance with respect thereto) of the Mortgage Loan and the remittance of all funds due hereunder; (ii) by mutual consent of the Primary Servicer and the Master Servicer in writing; (iii) pursuant to Section 5.02 of this Agreement; (iv) at the option of any purchaser of the Mortgage Loan pursuant to the Pooling and Servicing Agreement, upon such purchase; (v) upon the Mortgage Loan becoming a Specially Serviced Loan; (vi) upon termination of the Pooling and Servicing Agreement; or (vii) if the Master Servicer’s responsibilities and duties as master servicer under the Pooling and Servicing Agreement have been assumed by the Trustee, and the Trustee has the right to terminate the Primary Servicer pursuant to the Pooling and Servicing Agreement.

Section 5.02     Termination With Cause.

The Master Servicer may, at its sole option, terminate any rights the Primary Servicer may have hereunder with respect to any or all of the Mortgage Loan, as provided in Section 4.01 of this Agreement upon the occurrence of a Primary Servicer Termination Event.

Any notice of termination shall be in writing and delivered to the Primary Servicer as provided in Section 6.05 of this Agreement.

Section 5.03     Reserved.

Section 5.04     Termination of Duties with Respect to Specially Serviced Loans.

At such time as any Mortgage Loan becomes a Specially Serviced Loan, the obligations and duties of the Primary Servicer set forth herein with respect to such Specially Serviced Loan shall cease in accordance with Section 5.01 of this Agreement. Upon receipt of notice from the Master Servicer that a Servicing Transfer Event has occurred with respect to the Mortgage Loan, the Primary Servicer shall promptly (and in any event no later than three (3) Business Days subsequent to its receipt of such notice) deliver to the Master Servicer any portion of the Servicing File or the Mortgage File retained by the Primary Servicer and any and all other documents and records (including, without limitation, those in electronic form) related to the Mortgage Loan and requested by the Master Servicer to enable it to assume the Primary Servicer’s functions hereunder, and shall cooperate with the Master Servicer in effecting the termination of the Primary Servicer’s responsibilities and rights hereunder with respect to the Mortgage Loan, including, without limitation, the transfer within one (1) Business Day to the Master Servicer for administration by it of all cash amounts related to the Mortgage Loan which shall at the time be or should have been credited by the Primary Servicer to the Primary Servicer Collection Account, the Collection Account or any Servicing Account, or thereafter be received with respect to the Mortgage Loan.

ARTICLE VI

MISCELLANEOUS

Section 6.01    Successor to the Primary Servicer.

Concurrently with the termination of the Primary Servicer’s responsibilities and duties under this Agreement pursuant to Section 3.04, 4.01, 5.01 or 5.02 of this Agreement, the Master Servicer shall (i) succeed to and assume all of the Primary Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which satisfies the criteria for a successor Primary Servicer in Section 3.02 of this Agreement and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Primary Servicer under this Agreement accruing following the termination of the Primary Servicer’s responsibilities, duties and liabilities under this Agreement.

Section 6.02     Financial Statements.

The Primary Servicer shall, upon the request of the Master Servicer, make available its financial statements, and other records relevant to the performance of the Primary Servicer’s obligations hereunder. It is acknowledged that the Primary Servicer and the Master Servicer have entered into that certain confidentiality and nondisclosure agreement dated August 8, 2013 (the “NDA”), and that any financial statements and other information relating to the Primary Servicer provided by the Primary Servicer to the Master Servicer pursuant to this Agreement for the purpose of enabling the Master Servicer to receive information related to sub-servicer reviews are subject to the terms of the NDA by its terms; provided that information regarding the Mortgage Loans, the Mortgagors or Mortgaged Properties shall not be subject to the NDA; and provided, further, that the NDA shall not be deemed to restrict the Master Servicer’s use of information for the purpose of evaluating the Primary Servicer’s performance under, and compliance with, this Agreement.

Section 6.03     Closing.

The closing for the commencement of the Primary Servicer to perform the servicing responsibilities under this Agreement with respect to the Mortgage Loan shall take place on the Closing Date. At the Master Servicer’s option, the closing shall be either by electronic mail or conducted in person, at such place as the parties shall agree.

The closing shall be subject to the execution and delivery of the Pooling and Servicing Agreement by the parties thereto.

Section 6.04     Closing Documents.

The Closing Documents shall consist of all of the following documents:

(a)           to be provided by the Primary Servicer:

(1)           this Agreement executed by the Primary Servicer;

(2)           an Officer’s Certificate of the Primary Servicer, dated the Closing Date and in the form of Exhibit B hereto, including all attachments thereto;

(3)           [reserved]; and

(4)           the account certifications in the form of Exhibit F hereto required by Sections 3.01(c)(4) and (8) of this Agreement, fully completed; and

(b)           to be provided by the Master Servicer:

(1)           this Agreement executed by the Master Servicer; and

(2)           the Mortgage Loan Schedule, with one copy to be attached to each counterpart of this Agreement as Exhibit A hereto; and

(3)           the Pooling and Servicing Agreement substantially in the form of Exhibit C hereto.

Section 6.05        Notices.

Except as provided herein, all demands, notices, consents and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to the following addresses:

(i)	if to the Master Servicer:

Wells Fargo Bank, National Association
Commercial Mortgage Servicing
MAC D1086
550 South Tryon Street, 14th Floor
Charlotte, North Carolina 28202
Attention: SGCMS 2016-C5

(ii)	if to the Primary Servicer: Berkeley Point Capital LLC One Beacon Street, 14th Floor Boston, Massachusetts 02108 Attention: Director and Head of Servicing

With a copy to:

Berkeley Point Capital LLC
4550 Montgomery Avenue Suite 1100
Bethesda,Maryland 20814
Attention: Raqual Crea-Legal Department

or such other address as may hereafter be furnished to the other party by like notice.

Section 6.06     Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 6.07     Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

Section 6.08     Governing Law.

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.

THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED.

Section 6.09     Protection of Confidential Information.

The Primary Servicer shall keep confidential and shall not divulge to any party other than the Master Servicer, the Depositor, the Special Servicer or the Trustee, without the Master Servicer’s prior written consent, any information pertaining to the Mortgage Loan or any borrower thereunder, except to the extent that it is appropriate for the Primary Servicer to do so (a) in working with third-party vendors, property inspectors, legal counsel, auditors, taxing authorities or other governmental agencies, (b) in accordance with this Agreement, (c) when required by any law, regulation, ordinance, court order or subpoena or (d) in disseminating general statistical information relating to the mortgage loans being serviced by the Primary Servicer (including the Mortgage Loan) so long as the Primary Servicer does not identify the Certificateholders, the Mortgagors or the Mortgaged Properties; provided that the foregoing covenant shall not apply to information that becomes public knowledge other than by disclosure by the Primary Servicer.

Section 6.10     Intention of the Parties.

It is the intention of the parties that the Master Servicer is conveying, and the Primary Servicer is receiving, only a contract for servicing the Mortgage Loan. Accordingly, the parties hereby acknowledge that the Trustee remains the sole and absolute beneficial owner of the Mortgage Loan and all rights related thereto.

Section 6.11     Third Party Beneficiary.

The Depositor (with respect to Section 3.01(c)(32) of this Agreement) and the Trustee (for the benefit of the Certificateholders) and the Trustee (as holder of the Lower Tier Regular Interests) shall each be a third party beneficiary under this Agreement, provided that, except to the extent the Trustee or its designee assumes the obligations of the Master Servicer hereunder as contemplated by Section 6.12 of this Agreement, none of the Depositor, the Trustee, the Trust, the Operating Advisor, the Certificate Administrator, the Special Servicer, any successor master servicer or successor special servicer, or any Certificateholder shall have any duties under this Agreement or any liabilities arising herefrom. The Depositor and each Certification Party shall be a third party beneficiary under this Agreement solely with respect to the obligations of the Primary Servicer under Section 3.01(c)(32) of this Agreement.

Section 6.12     Successors and Assigns; Assignment of Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Primary Servicer and the Master Servicer and the respective successors and assigns of the Primary Servicer and the Master Servicer. This Agreement shall not be assigned, pledged or hypothecated by the Primary Servicer to a third party except as otherwise specifically provided for herein. If the Master Servicer shall for any reason no longer act in such capacity under the Pooling and Servicing Agreement (including, by reason of a Servicer Termination Event), the Trustee or its designee or any other successor to the Master Servicer may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer under this Agreement or, alternatively, may act in accordance with Section 7.02 of the Pooling and Servicing Agreement under the circumstances described therein (subject to Section 3.20(g) of the Pooling and Servicing Agreement).

Section 6.13     Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

Section 6.14     Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 6.15     General Interpretive Principles.

The article and section headings are for convenience of a reference only, and shall not limit or otherwise affect the meaning hereof.

Section 6.16     Complete Agreement.

This Agreement embodies the complete agreement between the parties regarding the subject matter hereof and may not be varied or terminated except by a written agreement conforming to the provisions of Section 6.18 of this Agreement. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

Section 6.17     Further Agreement.

The Primary Servicer and the Master Servicer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 6.18     Amendments.

This Agreement may only be amended with the consent of the Primary Servicer and the Master Servicer. No amendment to the Pooling and Servicing Agreement that purports to change the rights or obligations of the Primary Servicer hereunder shall be effective against the Primary Servicer without the express written consent of the Primary Servicer (which consent shall not be unreasonably withheld).

IN WITNESS WHEREOF, the Primary Servicer and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Marcus Thomas
Name: Marcus Thomas
Title: Director

BERKELEY POINT CAPITAL LLC

By:	/s/ Nancy Guanci
Name: Nancy Guanci
Title: Vice President

By:	/s/ Nancy Navarro
Name: Nancy Navarro
Title: V.P.

EXHIBIT A

MORTGAGE LOAN SCHEDULE

Mortgage Loan Number	Property Name	Cut-Off Date Balance	Primary Servicing Fee%
45	534 Holland	$3,096,726	0.07000%

 A-1

EXHIBIT B

PRIMARY SERVICER’S OFFICER’S CERTIFICATE

I, __________________, hereby certify that I am the duly elected ___________ of [Primary Servicer], a limited liability company organized under the laws of the State of ___________ (the “Primary Servicer”) and further as follows:

(i)          Attached hereto as Exhibit 1 is a true, correct and complete copy of the certificate of formation of the Primary Servicer which are in full force and effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification since _____________.

(ii)          Attached hereto as Exhibit 2 is a true, correct and complete copy of the operating agreement of the Primary Servicer which is in effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification since ___________.

(iii)         Attached hereto as Exhibit 3 is an original certificate of good standing of the Primary Servicer, issued within ten days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

(iv)        Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Primary Servicer authorizing the Primary Servicer to execute and deliver the Primary Servicing Agreement, dated as of ___________, 201__ (the “Primary Servicing Agreement”), by and between the Primary Servicer and Wells Fargo Bank, National Association and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification since________________.

(v)         Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Primary Servicer of or compliance by the Primary Servicer with the Primary Servicing Agreement or the consummation of the transactions contemplated by the Primary Servicing Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Primary Servicer.

(vi)        Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Primary Servicing Agreement, conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Primary Servicer, the terms of any indenture or other agreement or instrument to which the Primary Servicer is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulation, writ, injunction or decree of any court, governmental authority or regulatory body to which the Primary Servicer is subject or by which it is bound.

(vii)       There is no action, suit, proceeding or investigation pending or to the best of my knowledge threatened against the Primary Servicer which, in our judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial conditions, properties or assets of the Primary Servicer or in any material impairment of the right or ability of the Primary Servicer to carry on its business substantially as now conducted or in any material liability on the part of the Primary Servicer or which would draw into question the validity of the Primary Servicing Agreement or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Primary Servicer to perform under the terms of the Primary Servicing Agreement.

(viii)      Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Primary Servicer, signed the Primary Servicing Agreement and any other document delivered prior hereto or on the date hereof in connection with the Primary Servicing Agreement, was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Primary Servicer, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

(ix)         The Primary Servicer is duly authorized to engage in the transactions described and contemplated in the Primary Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Primary Servicer.

Dated:	By
Name:
[Seal]	Title: [Vice] President

I, __________________, an [Assistant] Secretary of [Primary Servicer], hereby certify that _________________________ is the duly elected, qualified and acting [Vice] President of the Primary Servicer and that the signature appearing above is [her] [his] genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:	By
Name:
[Seal]	Title: [Vice] President

EXHIBIT 5

to

Primary Servicer’s Officer’s Certificate

Name	Title	Signature

EXHIBIT C

POOLING AND SERVICING AGREEMENT

Previously Delivered.

C-1

EXHIBIT D

RESERVED

D-1

EXHIBIT E

QUARTERLY SERVICING CERTIFICATION

Primary Servicer:

RE: SGCMS Series 2016-C5

Pursuant to the Servicing Agreement(s) between Wells Fargo Bank, National Association and [Primary Servicer], we certify with respect to each mortgage loan serviced by us for Wells Fargo Bank, National Association that, as of the quarter ending, except as otherwise noted below:

All taxes, assessments and other governmental charges levied against the mortgaged premises, ground rents payable with respect to the mortgaged premises, if any, which would be delinquent if not paid, have been paid.

Based on [Primary Servicer’s] monitoring of the insurance in accordance with the Servicing Standard, all required insurance policies are in full force and effect on the mortgaged premises in the form and amount and with the coverage required by the Servicing Agreement(s).

All necessary action has been taken to continue all UCC Financing Statements in favor of the mortgagee of each mortgage loan prior to the expiration of such UCC Financing Statements.

All reserves are maintained and disbursed in accordance with the loan documents and all obligations for which a reserve is held have been completed within the time required by the applicable document.

To the best of our knowledge, all letters of credit are transferred to the Trust as beneficiary and are properly renewed.

Lockboxes that are in place and are to be serviced by the Primary Servicer are being serviced in accordance with loan documents.

All required loan documents, third party reports and underwriting files are complete and all applicable loan documents have been properly assigned to the Trust.

EXCEPTIONS:

Servicing Officer	Date

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EXHIBIT F

FORM OF ACCOUNT CERTIFICATION

Securitization:

Primary Servicer:

New Account	Change of Account Information

Indicate purpose of account (check all that apply):

Principal & Interest	Deposit Clearing
Taxes & Insurance	Disbursement Clearing
Reserves (non-interest bearing)	Suspense
Reserves (interest bearing)

Account Number:

Account Name:

Depository Institution (and Branch):

Name:

Street:

City, State, Zip:

Rating Agency:	Rating:

Please note that the name of the account must follow the guideline specifications detailed in the applicable agreement.

Prepared by:

Signature:

Title:

Date:

Telephone:	Fax:

F-1

EXHIBIT G

FORM OF

COLLECTION REPORT

Series _____

Month of ____________

1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	26	27	28	29	30	31	32	33	34	35	36	37	38	39
														Sched Addl Sub- Sub Fee	Neg Am/ Deferred Int Amount
Sub Serv ID	Master Servicer Loan#	Sub- Servicer Loan#	Prosp ID	Sched Due Date	Begin Balance Prior to Pmt	Ending Balance After Pmt	Paid Thru Date	Current Note Rate	Sub- Servicer Fee Rate	Sched Prin Pmt	Sched Int Pmt	Sched P&I Amount	Sched Sub-Serv Fee			Unsched Principal Rec’d	Other Principal Adjust	Other Interest Adjust	Liq/ Prepmt Date	Prepmt Penalty / YM Rec’d	Prepmt Int Exc/Short	Liq/ Prepmt Code	T&I Advances O/S	Pmt Eff Date Recd	Actual Principal Rec’d	Actual (Gross) Interest Rec’d	Actual Primary Servicer Fee Paid	Addl Sub-Sub Fee Paid	Actual (Net) Interest Rec’d	Late Charges Rec’d	Default Interest Rec’d	Assum Fees Rec’d	Addl Fees Rec’d	Remittance Amount	Actual Loan Balance	Total Reserve Balance	Pmt Loan Status	Comments

										0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00		0.00	0.00		0.00		0.00	0.00	0.00			0.00	0.00	0.00	0.00	0.00

																																	NET REMIT TO MS	-

G-1

EXHIBIT H

FORM OF CERTIFICATE OF INSURANCE

Primary Servicer:

Re:           SGCMS Series 2016-C5

Pursuant to the Primary Servicing Agreement(s) between Wells Fargo Bank, National Association and [Primary Servicer], based on [Primary Servicer’s] monitoring of the insurance in accordance with the Servicing Standard, we certify with respect to each Mortgage Loan serviced by us for Wells Fargo Bank, National Association that all required insurance policies are in full force and effect on the mortgaged premises in the form and amount and with the coverage required by the Primary Servicing Agreement(s).

Servicing Officer	Date

H-1

EXHIBIT I

NEW LEASE INFORMATION

Loan #	Property Type:	Tenant:
Property Name/Address:
Term (Years, Months):	Sq Ft Gross Rentable:	Net Rentable
Begin Lease Date:	Retail
End Lease Date:	Office
Occupancy Date (if diff):	Other

Minimum Rent	(S/SF/YR)

		(Mo/Yr)	Escalation:	CPI	Other
Change to	on
Change to	on
Change to	on
Change to	on

Percentage Rent

% Amount	For	% Rent Due:
	For		Monthly
	Up to		Quarterly
	Up to		Annually

Breakpoint	(S/Yr)	Sales Report Due:

(Mo/Yr)
Change to	on		Monthly
Change to	on		Quarterly
Change to	on		Annually

Recoveries

Taxes	Per
Insurance	Per
Cam	Per
HVAC	Per
Adver/Promo	Per
Per
Per
Management	Per

I-1

Renewal Options

Term	SF
Minimum rent	Gross Rentable
% Rent	Net Rentable

Landlord Costs

Alterations:
Commissions:
Moving Allowances:
Buyout Clauses:
Other:

Building Insurance Requirements
Tenant maintains fire & ED on building(s); will need coverage to renew
Does not furnish building coverage
General liability naming landlord mortgagee as additional insured; will need coverage for review
General liability without mentioning landlord’s mortgagee; do not need coverage

Waiver of Subrogation
N/A
Mutual; will need endorsement
Landlord only; will need endorsement
Tenant only; do not need endorsement

Comments:

Attachments:
Original Lease
Original Subordination Agreement

I-2

EXHIBIT J

MONTHLY ACCOUNTS CERTIFICATION

Primary Servicer:

Re:           SGCMS Series 2016-C5

Pursuant to the Servicing Agreement(s) between Wells Fargo Bank, National Association and the above named Primary Servicer, I certify with respect to each transaction serviced by us, as noted above, for Wells Fargo Bank, National Association that as of the last day of the calendar month preceding the month in which this certificate is dated, (the Determination Date), all collection accounts and servicing accounts have been properly reconciled and the reconciliations have been reviewed and approved by Primary Servicer’s management, except as otherwise noted below:

EXCEPTIONS:

Servicing Officer	Date

J-1